UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2020

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2020, Eton Pharmaceuticals, Inc. (NASDAQ: ETON) (“Eton” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to an underwritten public offering of 2,800,000 shares of common stock, $0.001 par value, at a public offering price of $7.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day over-allotment option to purchase up to an additional 420,000 shares of its common stock. The Company expects the gross proceeds of the offering will be approximately $19.6 million (or $22.5 million assuming exercise of the underwriter’s over-allotment option in full) before deducting the underwriting discount and offering expenses payable by the Company.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The shares of common stock are being sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”), which became effective on December 16, 2019 (File No. 333-235329). A preliminary prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on October 13, 2020, and a final prospectus supplement will be filed with the SEC. The closing of the offering is expected to take place on or about October 16, 2020, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Croke Fairchild Morgan & Beres LLC, relating to the shares of common stock sold in the offering is attached hereto as Exhibit 5.1.

Item 8.01 Other Events

Eton issued a press release on October 13, 2020 announcing the public offering and a press release on October 14, 2020 announcing the pricing of the public offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.	Method Filing

The following exhibits are filed with this report:

1.1	Underwriting Agreement between the Company and National Securities Corporation dated October 14, 2020	Filed electronically herewith

5.1	Opinion of Croke Fairchild Morgan & Beres LLC	Filed electronically herewith

23.1	Consent of Croke Fairchild Morgan & Beres LLC (included in Exhibit 5.1)	Filed electronically herewith

99.1	Press Release dated October 13, 2020 announcing launch of the public offering	Filed electronically herewith

99.2	Press Release dated October 14, 2020 regarding pricing of the public offering	Filed electronically herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2020	By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary
(Principal Financial Officer)

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